Exhibit 10.4

STOCKHOLDER LOAN AGREEMENT

THIS STOCKHOLDER LOAN AGREEMENT (this "Agreement") dated this 1st day of June, 2011

BETWEEN:

ELEAZAR RIVERA of
________________________________________________________________
(the "Stockholder")

OF THE FIRST PART

and

ALPHA NETWORK ALLIANCE VENTURES, INC. of
____________________________________________
(the "Corporation")

OF THE SECOND PART

BACKGROUND:

A.	The Corporation is duly incorporated in the State of Delaware.
B.	The Stockholder holds stock in the Corporation and agrees to loan certain monies (the "Loan") to the Corporation.

IN CONSIDERATION OF the Stockholder providing the Loan to the Corporation, and the Corporation repaying the Loan to the Stockholder, both parties agree to keep, perform, and fulfill the promises, conditions and agreements below:

Loan Amount & Interest

1.	The Stockholder promises to loan three hundred thousand ($300,000.00) USD, to the Corporation and the Corporation promises to repay this principal amount to the Stockholder, at such address as may be provided in writing, without interest payable on the unpaid principal.

Payment

2.	This Loan will be repaid in full 1 year from the execution of this Agreement.
3.	At any time while not in default under this Agreement, the Corporation may pay the outstanding balance then owing under this Agreement to the Stockholder without further bonus or penalty. Default

4.	Notwithstanding anything to the contrary in this Agreement, if the Corporation defaults in the performance of any obligation under this Agreement, then the Stockholder may declare the principal amount owing under this Agreement at that time to be immediately due and payable.
5.	Further, if the Stockholder declares the principal amount owing under this Agreement to be immediately due and payable, and the Corporation fails to provide full payment, interest in the amount of 6 percent, calculated yearly not in advance, will be charged on the outstanding amount, commencing the day the principle amount is declared due and payable, until full payment is received by the Stockholder.
6.	If the Corporation defaults in payment as required under this Agreement or after demand for ten (10) days, the Security will be immediately provided to the Stockholder and the Stockholder is granted all rights of repossession as a secured party.

Additional Clauses

7.	THAT THE LOAN WILL BE CONVERTED TO EQUITY UPON THE APPROVAL OF THE INCREASE IN THE CAPITAL STOCK OF THE CORPORATION. Security

8.	This Agreement is secured by the following security (the "Security"): COMMON SHARES OF ALPHA NETWORK INVESTMENT, INC. WHICH WILL BE ISSUED TO ELEAZAR RIVERA IMMEDIATELY UPON THE APPROVAL OF THE INCREASE OF THE CAPITAL OF THE CORPORATION. THE COMMON SHARES TO BE ISSUED WILL BE EQUIVALENT TO THE $300,000 BASED ON THE CURRENT PAR VALUE OF THE SHARES OF STOCK OF THE COMPANY.
9.	The Corporation grants to the Stockholder a security interest in the Security until this Loan is paid in full. The Stockholder will be listed as a lender on the title of the Security whether or not the Stockholder elects to perfect the security interest in the Security.

Governing Law

10.	This Agreement will be construed in accordance with and governed by the laws of the State of Delaware. Costs

11.	All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by enforcing this Agreement as a result of any default by the Corporation, will be added to the principal then outstanding and will immediately be paid by the Corporation.

Assignment

12.	This Agreement will pass to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Corporation. The Corporation waives presentment for payment, notice of non-payment, protest, and notice of protest.

Amendments

13.	This Agreement may only be amended or modified by a written instrument executed by both the Corporation and the Stockholder. Severability

14.	The clauses and paragraphs contained in this Agreement are intended to be read and construed independently of each other. If any part of this Agreement is held to be invalid, this invalidity will not affect the operation of any other part of this Agreement.

General Provisions

15.	Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Entire Agreement

16.	This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or otherwise.

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand and seal on this 1st day of June, 2011.

ALPHA NETWORK ALLIANCE VENTURES, INC.
___________________________ Witness	Per: ___________________________(Seal)

___________________________ Witness	__________________________________ ELEAZAR RIVERA

AMORTIZATION SCHEDULE

Date	Payment ($)	Principal Paid ($)	Interest Paid ($)	Total Interest ($)	Balance ($)
Tue Mar 12th, 2013	300,000.00	300,000.00	0.00	0.00	0.00